Exhibit 99.1
Contact:	Tricia J. Richardson Novavax, Inc. 240-268-2031
NOVAVAX LAUNCHES PIVOTAL CLINICAL STUDY OF
NOVEL 2009 H1N1 VLP FLU VACCINE IN MEXICO
•	Pivotal Clinical Study to Evaluate H1N1 VLP Vaccine Safety, Immunogenicity and Efficacy in Mexico

•	Novavax forms Alliance with Avimex Laboratories to support the Clinical Trial and Potential Commercial Distribution of the H1N1 vaccine in Mexico

•	GE Healthcare Provides Support with its Novel Disposable Bioprocessing Technologies
Rockville, MD — October 20, 2009 — Novavax, Inc. (Nasdaq: NVAX) announced today that it has initiated a two-stage clinical study of its virus-like-particle (VLP) H1N1 influenza vaccine in Mexico in collaboration with Avimex Laboratories (Avimex) and GE Healthcare. Avimex distributes biological and pharmaceutical products for use in Mexico and more than 25 other countries around the world. Avimex is providing financial support for the trial and is expected to distribute the H1N1 VLP vaccine in Mexico in 2010 if it is approved for commercial sale. In addition, Novavax also announced today that GE Healthcare (a unit of General Electric Company (NYSE: GE)) has agreed to support this program by providing its single-use bioprocessing technologies for vaccine production. GE Healthcare and Novavax have worked together since December 2007 to develop innovative vaccine production solutions using GE Healthcare’s manufacturing technologies.
“This clinical study represents a unique opportunity to accelerate the development of our pandemic 2009 H1N1 flu VLP vaccine and address an important public health problem in Mexico. Conducting this clinical trial during a pandemic, when the attack rate of the H1N1 virus is expected to be very high, provides the company with an invaluable opportunity to demonstrate field efficacy of its VLP-based H1N1 vaccine and the utility of the VLP vaccine platform for influenza as a whole,” said Dr. Rahul Singhvi, President and CEO of Novavax. “Our new alliance with Avimex is another example of our regional strategy and will provide valuable assistance toward the successful completion of this important clinical study within a remarkably short horizon. The fast spread of H1N1 worldwide has caused a significant strain on vaccine supply in countries with limited indigenous vaccine capabilities. We are grateful to the Mexican health authorities for their rapid clinical protocol clearance and enabling our potential solution for this escalating unmet medical need,” Dr. Singhvi added.

“We are delighted to support Novavax as they move into this exciting clinical trial,” said Catarina Flyborg, Enterprise Solutions Leader, GE Healthcare. “Alongside growing interest from organizations in India and Spain, this trial lends further credence to the combination of Novavax’s vaccine technology with GE Healthcare’s ReadyToProcess bioprocessing solutions.”
Novavax and Avimex are initiating the blinded, placebo-controlled clinical trial in Mexico City to evaluate the safety, immunogenicity and efficacy of Novavax’s 2009 H1N1 VLP vaccine in healthy adults. The first stage will evaluate the vaccine’s safety, immunogenicity and efficacy among 1,000 subjects, including 750 VLP recipients and 250 placebo recipients. Pending favorable results from the first stage, the second stage of the study will be initiated to evaluate the safety of the vaccine in a larger cohort of 3,000 subjects (2,000 vaccine and 1,000 placebo recipients). The primary safety and immunogenicity results are expected within 3 months of the start of this study in January 2010. If the results are clinically acceptable, they will be used to seek registration of Novavax’s 2009 H1N1 pandemic flu vaccine in Mexico. These data are also expected to support development of the company’s pandemic and seasonal flu VLP vaccines in other countries, including the United States.
“We are pleased to be working with GE Healthcare, Avimex and the leading health officials in Mexico to launch the first and largest clinical trial to date using the 2009 H1N1 influenza VLP-based vaccine,” said Thomas Johnston, Vice President of Strategy at Novavax. “This study is a continuation of our efforts to respond quickly to this current pandemic by leveraging our proprietary recombinant VLP technology and our innovative manufacturing solution. We appreciate having the opportunity and support to demonstrate the H1N1 vaccine’s safety, immunogenicity and efficacy in Mexico and thereby help with ongoing pandemic response efforts. Similar to our previous announcements regarding our ongoing work in the countries of India and Spain, where we plan to establish in-border production, our planned clinical work in Mexico, if successful, could lead to rapid availability of the vaccine and advance Novavax’s regional strategy to assist countries around the globe with such critical needs.”
Virus-like particles (VLPs) mimic the external structure of viruses but lack the live genetic material that causes viral replication and infection. VLPs can be designed quickly to match individual viral strains and be produced efficiently using portable cell-culture technology. Novavax’s VLP-based vaccine candidates are produced significantly more quickly than egg-based vaccines by using proprietary, portable, recombinant cell-culture technology.
The company will hold an investor conference call to discuss this clinical study at 9:00 a.m. Eastern Time on Tuesday, October 20, 2009. The call will be hosted by Novavax President and Chief Executive Officer Dr. Rahul Singhvi and other members of the company’s senior management team. A question and answer session will follow. The dial-in number for the conference call is 1 (866) 206-5917 (International: 1 (703) 639-1106). A live audio webcast of the conference call will be available at www.novavax.com under Investors/Events. Please connect to this website at least 15 minutes prior to the conference call to ensure adequate time for any software download that may be needed to hear the webcast.
A replay of the webcast will be available on the website for 90 days after the call and a replay of the conference call will also be available by telephone beginning October 20, 2009 at 1:00 p.m. Eastern Time through October 22, 2009 at 11:59 p.m. To access the replay, dial 1 (888) 266- 2081 and enter pass code 1405084.
About Novavax
Novavax is a clinical-stage biotechnology company creating novel vaccines to address a broad range of infectious diseases worldwide, including H1N1, using advanced proprietary virus-like-particle (VLP) technology. The company produces potent VLP -based, recombinant vaccines utilizing new and efficient manufacturing approaches. Novavax is committed to using its VLP technology to create country-specific vaccine solutions. It recently launched a joint venture with Cadila Pharmaceuticals, named CPL Biologicals, to develop and manufacture vaccines, biological therapeutics and diagnostics in India.
Forward-Looking Statements
Statements herein relating to future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding clinical trials and development of the 2009 H1N1 vaccine, the potential use of any data from clinical trials and other anticipated milestones are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Novavax cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including clinical trial results, which may not be sufficient for regulatory approval or may indicate safety concerns not yet encountered; even if the results of the planned clinical trial are positive, the data may not be accepted by regulatory bodies in other countries or the 2009 H1N1 vaccine may not be approved by the Mexican government or additional clinical trials may be required; if approved, approval of the 2009 H1N1 vaccine may not be timely and thus may not be granted until after the 2009/2010 flu season has ended; sales of the 2009 H1N1 vaccine are not scheduled begin until late in the 2009/2010 flu season which could result in poor sales; Avimex is expected to be responsible for sales of the 2009 H1N1 vaccine in Mexico, thus, the Company would be dependent on Avimex’s sales effort; the Company has not yet manufactured, or relied on third parties to manufacture, any vaccines at a commercial scale; the 2009 H1N1 vaccine must be manufactured in a short period of time and will be subject to scale-up, validation and inspection; competition from already approved vaccines for the 2009 H1N1 flu; business abilities and judgment of personnel and corporate partners; and the availability of qualified personnel. Further information on the factors and risks that could affect Novavax’s business, financial conditions and results of operations, is contained in Novavax’s filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov. These forward-looking statements speak only as of the date of this press release, and Novavax assumes no duty to update forward-looking statements.
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